Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Hibbett Sports, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-21299, 333-21303, 333-21305, 333-63094, 333-96755, 333-126316, 333-126313, 333-126311, and 333-135217) of Hibbett Sports, Inc. and subsidiaries (the Company) of our report dated March 31, 2009, with respect to (i) the consolidated balance sheets of Hibbett Sports, Inc. and subsidiaries as of January 31, 2009 and February 2, 2008, and the related consolidated statements of operations, stockholders’ investment, and cash flows for each of the years in the three-year period ended January 31, 2009 and (ii) the effectiveness of internal control over financial reporting as of January 31, 2009, which report appears in the January 31, 2009, Annual Report on Form 10-K of Hibbett Sports, Inc. and subsidiaries.

Our report refers to the Company’s change in its method of accounting for inventories, as well as the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109, for the fiscal year ended February 2, 2008.

/s/ KPMG, LLP

Birmingham, Alabama
March 31, 2009

58

End of Exhibit 23.1